Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (September 8, 2015)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

CL King’s 13th Annual Best Ideas Conference	September 10, 2015
Omni Berkshire Place Hotel, New York, New York

Stifel 12th Annual Consumer Conference	September 17, 2015
New York Palace Hotel, New York, New York

Raymond James 11th Annual North American Equities Conference	September 22, 2015
Four Seasons Hotel, London at Park Lane

Materials used during the presentation will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com